Exhibit 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT by and between Log On America, Inc., a Delaware corporation (the "Company"), and Charles F. Cleary (the "Executive"), dated as of the 30th day of December 1999.

     1. Employment Period. (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, pursuant to the terms and conditions set forth in this Agreement, for the period commencing January 10, 2000 (the "Commencement Date") and ending on the second anniversary of the Commencement Date (the "Employment Period"), unless the Executive's employment terminates earlier pursuant to Section 4 of this Agreement.

     (b) The contract shall be automatically extended for successive one (1) year periods unless either party gives one hundred and twenty (120) days advance written notice prior to the end of the original Employment Period or any extension thereof.

     2. Position and Duties.

     (a) During the Employment Period, the Executive shall be employed as the Chief Operating Officer ("COO") of the Company. In addition, the Executive shall be nominated to the Board of Directors of the Company. The Executive shall have such powers and perform such duties as are customary for a COO at the Company and from the Commencement Date shall report solely to the Chief Executive Officer ("CEO") and the Board of Directors, or an executive committee thereof at the Board of Director's direction. Executive's job description is attached hereto as Exhibit A.

     (b) During the Employment Period, and excluding any periods of vacation, holiday, personal leave and sick leave to which the Executive is entitled, the Executive shall devote the Executive's full business time, attention and ability to the business and affairs of the Company



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and shall use the Executive's best efforts to carry out the Executive's responsibilities faithfully and efficiently in a professional manner. It shall not be considered a violation of the foregoing for the Executive to (a) serve on corporate or civic boards approved in writing by the Company (which approval shall not be unreasonably withheld) or on charitable boards of committees, (b) deliver lectures or fulfill speaking engagements and (c) manage personal investments so long as the activities referred to in clauses (a) through (c) above do not substantially interfere with the performance of the Executive's responsibilities as COO of the Company in accordance with this Agreement.

     (c) The Executive's primary office shall be located in Providence; provided, that the Executive's primary office may be relocated in connection with the relocation of the Company's headquarters within Massachusetts, Connecticut, New Jersey, New York or Pennsylvania, subject to reimbursement for all of Executive's reasonable and approved expenses in connection with any move he is required to make. In addition, the Executive shall be reimbursed for all reasonable moving expenses, approved in writing, in connection with his relocation from Pennsylvania to Rhode Island, including all living expenses and travel costs from period January 10, 2000 to date of relocation but no later than July 10, 2000.

     3. Compensation

     (a) Base Salary. During the first year of the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of $200,000, payable pursuant to the Company's normal payroll practices. Effective as of the first anniversary date of Employment and each succeeding anniversary date, the Annual Base Salary then in effect shall be reviewed by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and increased (but not decreased) in its sole discretion based upon the performance of the Executive and the Company and the base salary (and raises) paid by the Company to the CFO and similarly situated senior executives of the Company (the "peer senior executives").

     (b) Annual Bonus. For each fiscal year or part thereof the Company during the Employment Period, if the target performance goals communicated by the CEO to the

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Executive for the Company's fiscal year are met, which goals for the first fiscal year are set forth in Exhibit B attached hereto, the Executive's annual target bonus shall be equal to 60% of the Annual Base Salary paid during such fiscal year (the "Target Bonus") and shall be reduced in accordance with an appropriate payout curve (established annually by the Compensation Committee after consultation with the Executive) if such target performance goals are not met, which payout curve for the first fiscal year is set forth in Exhibit C attached hereto. After the first full fiscal year of the Company, the Executive's Target Bonus shall be reviewed and set by the Compensation Committee in light of attainable performance goals and in accordance with the principles set forth in Section 3 (a) above for salary increases.

     The Executive shall receive on the Commencement Date a sign on bonus of $50,000 which shall be returned to the Company on a ratable basis of the Executive's employment is terminated upon death, Disability or without good reason, as those latter terms are hereinafter defined, within the first twelve
(12) months of the Employment Term and in full if the Executive's employment is terminated for "Cause" or without "Good Reason," as those terms are hereinafter defined, within the first eighteen (18) months of the Employment Term.

     (c) Benefit Plans. The Executive shall be treated in the same manner as, and shall be entitled to such benefits and other perquisites and terms and conditions of employment no less favorable than those provided to the CFO and other peer senior executives as determined by the Compensation Committee.

     (d) Long-Term Incentives. (i) The Executive shall receive an initial grant of a Company stock option to purchase 125,000 shares of Company common stock, subject to Rule 144 of the Securities and Exchange act, as amended (the "Act") on the Commencement Date ("Initial Option Grant"). The purchase price shall be equal to the mean between the open and closing price of the common stock less $5.00 either on the Commencement Date or on any day between December 9, 1999 and the Commencement Date, whichever purchase price is lower. Such Initial Option Grant shall vest as follows:

     (A) 50,000 shares of such grant shall vest immediately;
     (B) 37,500 shares of such grant shall vest on the first anniversary of the Commencement Date; and

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     (C) 37,500 shares shall vest on the second anniversary of the Commencement
Date.

     (ii) On first and second anniversaries of the Commencement Date, the Company shall make additional option grants commensurate with that of the CFO and other peer senior executives ("Additional Option Grants"); provided, however, that each grant shall not be less than 75,000 shares, restricted by Rule 144 of the Act, at a purchase price equal to the then fair market value of the Company's common stock on either the date of grant or a date between December 9, 1999 and the Commencement Date less $5.00 per share, whichever is lower. Such Additional Option Grants shall vest in the same time manner as provided above for the Initial Option Grant unless the Compensation Committee shall provide a shorter vesting period.

     Each grant of stock options shall be designated as incentive stock options to the maximum extent permitted by the Internal Revenue Code of 1986, as amended, and the Company's Stock Option Plan, dated January 4, 1999, and the remainder shall be designated as non-qualified stock option.

     (e) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable business expenses incurred by the Executive in carrying out the Executive's duties under this Agreement in accordance with the policies of the Company, provided that the Executive complies with the policies of the Company for submission of expense reports, receipts, or similar documentation of such expenses as promulgated from time to time by the Company's Human Resources Department for the CFO and other peer senior executives.

     (f) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation equal to that of the Executive's peer senior executives as set by the Compensation Committee from time to time.

     4. Termination of Employment.

     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Executive's employment under this Agreement shall terminate for "Disability" if, during the Employment Term,






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Executive, in the reasonable and good faith judgment of the Compensation
Committee, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months.

     (b) By the Company. The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean the Executive's (i) conviction of or plea of nolo contendere to a felony involving moral turpitude; (ii) willful misconduct or dishonesty towards, fraud upon, or deliberate injury or attempted injury to Company; (iii) repeated failure to undertake communicated directives on business matters despite written instruction to do so by the Board of Directors and/or the CEO of the Company; and/or (iv) any willful material breach of this Agreement which has resulted in material injury to the Company.

     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (a) no less than ten (10) days prior written notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (b) an opportunity for the Executive to be heard (together with comments of counsel) before the Board of Directors of the Company and (c) delivery to the Executive of a notice of termination from the Board of Directors of the Company stating its opinion that the Executive was guilty of the conduct set forth above and specifying the particulars thereof.

     (c) Good Reason. The Executive may terminate employment for Good Reason. "Good Reason" means, without the Executive's written consent: (i) a material adverse change in the Executive's title or the assignment of duties to the Executive materially and adversely inconsistent with the Executive's position;
(ii) any material failure by the Company to comply with Section 3 or other provisions of this Agreement; or (iii) any requirement by the Company that the Executive's primary office location be other than in the states of New York, New

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Jersey, Connecticut, Pennsylvania, Massachusetts or Rhode Island. In the event the Executive determines that Good Reason exists, the Executive must notify the Company of such determination in writing, within sixty (60) days following the Executive's actual knowledge of the event which the Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under this Agreement. Following receipt of such notice, if the Company remedies such event within twenty (20) days following notice, the Executive may not terminate employment for Good Reason as a result of such event.

     (d) Date of Termination. "Date of Termination" means: (i) if the Executive's employment is terminated by the Company or by the Executive (other than for death or Disability) the tenth (10th) day after the mailing of the Notice of Termination or any later date specified therein; or (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the date of the determination of Disability as set forth heretofore, as the case may be.

     5.    Obligations of the Company upon Termination.

     (a) Other Than for Cause, Death or Disability, Good Reason. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, death or Disability, or if the Executive terminates employment for Good Reason:

     (i) the Company shall pay the Executive, in one lump cash sum the sum of 100% Executive's Annual Base Salary;

     (ii) within thirty (30) days following the Date of Termination, the Company shall pay the Executive his Annual Base Salary through the Date of Termination, or any earned bonus to the extent not yet paid;

     (iii) at the time annual bonuses for the fiscal year in which the Date of Termination occurs are paid, the Company shall pay the Executive a pro rata annual bonus based upon actual performance under the annual bonus plan for such fiscal year, to the extent not otherwise paid;


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     (iv)   any unvested Company stock options or restricted stock held by the
Executive as of the Date of Termination will continue to vest as if Executive had remained employed by the Company;

     (v) to the extent vested and exercisable, any Company stock option will remain exercisable in accordance with their original terms; and

     (vi) the Executive shall continue to receive medical benefits for a period of six (6) months following the Date of Termination and the Executive's eligible dependents will continue to be eligible to participate in the Company's medical insurance plans (subject to the Executive continuing to make any required contributions to such plans) for a period of six (6) months following the Date of Termination; provided, that such continued benefits shall cease upon the Executive becoming eligible for comparable benefits from a subsequent employer.

     (vii) other benefits, if applicable, shall be paid to the Executive in accordance with applicable plans and programs of the Company.

     (b) Death or Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period;
     (i) the Company shall pay the Executive (or the Executive's survivors, if applicable) the Executive's Annual Base Salary through the Date of Termination, to the extent not yet paid;

     (ii) to the extent vested and exercisable with a minimum of 125,000 shares, any Company stock option will remain exercisable until the original term of the stock option;

     (iii) in the case of Disability, the Executive shall continue to receive medical benefits for a period of six (6) months following the Date of Termination and the Executive's eligible dependents will continue to be eligible to participate in the Company's medical insurance plans (subject to the Executive continuing to make any required contributions to such plans) for a period of six (6) months following the Date of Termination; provided, that such continued benefits shall cease upon the Executive becoming eligible for comparable benefits from a subsequent employer; and


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     (iv) in the case of Death, the Executive's eligible dependents will continue to be eligible to participate in the Company's medical insurance plans (subject to the said dependents continuing to make any required contributions to such plans) for a period of six (6) months following the Date of Termination.

     (c) Cause, Other than Good Reason. If the Executive's employment is terminated by the Company for Cause during the Employment Period or the Executive voluntarily terminates employment during the Employment Period (other than for Good Reason), the Company shall pay to the Executive the Executive's Annual Base Salary through the Date of Termination or any earned bonus to the extent not yet paid, and any vested and exercisable Company stock options will remain exercisable in accordance with the original term of the stock option. The Company shall have no further obligations under this Agreement.

     6. Change of Control. If there is a Change of Control of the Company (as defined below) all unvested stock options or restricted stock awards shall become 100% vested. In addition, the Executive may elect within six (6) months following such change of control to terminate his employment and such termination shall be treated as a termination for Good Reason and the Executive shall receive the benefits provided in Section 5 (a) above for such Termination. As used hereinafter "Change of control" means the occurrence of any of the following: (i) the Company consolidates with or merges with or into another person pursuant to the transaction in which the outstanding securities of the Company are converted into or exchanged for cash or other property or for securities possessing less than 50% of the voting power of the outstanding securities of the person surviving such merger or consolidation; (ii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person; or (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Act), other than the holders of the securities of the Company as of the date hereof, shall, by virtue of ownership of securities or by agreement or otherwise, be entitled to elect a majority of the directors of the Company.



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7.   Non-Competition; Non-Solicitation; Confidential Information. The Executive
hereby agrees that for a period of two (2) years after the date hereof, such Executive will not, singly, jointly, or as an employee, agent or partner of any partnership or as an officer, agent, employee, director, stockholder (except of not more than one percent (1%) of the outstanding stock of any company listed on a national securities exchange or actively traded in the over-the-counter market) or investor in any other corporation or entity, or as a consultant, advisor, or independent contractor to any such partnership, corporation or entity, or in any other capacity, directly, indirectly or beneficially: (i) own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or work for (as an employee, agent, consultant, advisor or independent contractor), or permit the use of his name by, or provide financial or other assistance to, any person, partnership, corporation, or entity which is in direct or indirect competition anywhere in the New England states and the States of New York and New Jersey (the "Protected Territory") with the business as conducted by Company on the date hereof; (ii) induce or attempt to induce any person who, on the date hereof or at any time during the period covered by this restrictive covenant is an employee of the Company, to terminate his or her employment with the Company; provided, however, that nothing herein shall prohibit the Executive from general advertising for personnel not specifically targeting any Executive or other personnel of the Company; or (iii) induce or attempt to induce any person, business, or entity which is a supplier, distributor, or customer of the Company or which otherwise is a contracting party with the Company, as of the date hereof or at any time during the period covered by this restrictive covenant, to terminate or modify in any way materially adverse to the interests of the Company, any written or oral agreement or understanding with the Company. The Executive and the Company agree that the covenants set forth in this Section 7 have been negotiated with advice of counsel in the course of the Executive's employment with the Company, and therefore the Company and the Executive agree that these covenants should and shall be enforced to the fullest extent

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permitted by law. Accordingly, if in any judicial or similar proceeding a court or any similar judicial body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such court or similar body.

     Under no circumstances and at no time, during or after the period specified in this Section 7, shall Executive, in any manner, whether directly or indirectly, use for his own benefit or the benefit of any other person, entity or corporation, nor disclose, divulge, render or offer, any knowledge or information with respect to the confidential affairs or plans, trade secrets or know-how of the Company ("Confidential Information"). The Executive acknowledges and agrees that any and all such Confidential Information will be held by him in a confidential capacity, and that disclosure of such Confidential Information would pose a direct threat to the Company in the hands of its competitors. For purposes of this Section 7, the term "Confidential Information" shall not include any information which is generally available to the public other than as a result of a disclosure by Executive.

     Promptly upon the termination of this Agreement for any reason, the Executive agrees to return to the Company any and all documents, memoranda, drawings, notes and other papers and items (including all copies thereof, whether electronic or otherwise) embodying any confidential information of the Company which are in the possession or control of the Executive.

     The provisions of this Section 7 shall survive the termination of this Agreement.

     8. Intangible Assets.

     The Executive shall not at any time have or claim any right, title or interest in any trade name, trademark, copyright, or, other similar rights belonging to or used by the Company and shall not have or claim any rights, title or interest in any material or matter of any sort prepared for or used in connection with the business of the Company or promotion of the Company, whether produced, prepared or published in whole or in part by the Executive.


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     9.    Release.  Effective upon the Date of Termination pursuant to the provisions of Sections 4(a), (b) or (c) of this Agreement, in consideration of the payments be made to the Executive pursuant to Sections 5(a), (b) or (c) of this Agreement and as a condition to the payment thereof, the Executive acknowledges that all such payments, if made in accordance with the terms of this Agreement, shall constitute complete satisfaction of all obligations owed by the Company to the Executive and shall further constitute the Executive's sole remedy against the Company.

     10. Arbitration. Any dispute controversy, or question arising under, out of, or relating to this Agreement (or the breach thereof) or, Executive's employment with the Company or termination thereof, shall be referred for arbitration in the State of Rhode Island to a neutral arbitrator selected by the Executive and the Company and this shall be the exclusive and sole means for resolving such dispute. The arbitration proceeding shall be governed by the Employment Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) but shall not be conducted under the auspices of the Association, and the decision of the arbitrator shall be governed by the rule of law. If the parties are unable to agree upon a neutral arbitrator within thirty (30) days after each party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the court of competent jurisdiction in the City and County of Providence, State of Rhode Island for the appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question. Such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible. The arbitrator may require any form of discovery (e.g., depositions) in making his decision. In connection with any such arbitration, the Company will reimburse the Executive for all reasonable attorney's fees and disbursements as incurred in

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connection therewith up to and including the aggregate sum of $25,000 following the receipt of invoices for such fees and disbursements. If the Company prevails on all substantial claims in the dispute submitted for arbitration then the Executive shall pay the Company its reasonable legal fees and disbursements as incurred by it in connection therewith and reimburse the Company for all such fees and expenses that it paid on behalf of the Executive as provided herein. If the Company does not so prevail, then the Company shall reimburse the Executive for all of the remaining fees and disbursements.

     11. Assignment; Successors.

     (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and administrators.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement except in connection with the assignment or disposition of all or substantially all of the assets or stock of the Company, or by law as a result of a merger or consolidation. In the event of such assignment a failure by the successor to specifically assume in writing, delivered to the Executive, the obligations and liabilities of the Company hereunder shall be deemed a material breach of this Agreement.

     (c) The Company shall require any successor or assignee to assume and agree to perform this Agreement in the same manner and to the same extent that the Compay would have been required to perform it if no such assignment had taken place.

     12. Indemnification. In addition to any rights to indemnification to which Executive is entitled to under the Corporation's Articles of Incorporation and Bylaws, Company shall indemnify Executive at all times during and after the term of this Agreement to the maximum extent permitted under Rhode Island Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay Executive's expenses in defending any civil action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws for Executive's



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action or inaction on behalf of the Company under the terms of this Agreement.
In connection herewith, if the Company has or obtains directors or officers insurance, so-called, Executive shall be covered by such policy to the same extent as the CFO and other peer senior executives.


     13. Miscellaneous
         -------------

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, without reference to its conflict of law rules.

     (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     (c) This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (d) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


     If to the Executive:
     --------------------

     Charles F. Cleary
     1035 Wellington Road
     Jenkintown, PA 19046


     If to the Company:
     ------------------

     Log On America, Inc.
     Three Regency Plaza
     Providence, Rhode Island 02903
     Attention: Chief Executive Officer

or to such other address as either party furnishes to the other in writing in accordance with this paragraph. Notices and communications shall be effective when actually received by the addressee or three (3) days after the initiation of delivery.

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     (e)   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

     (f) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     (g) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (h) Except as provided herein, the Executive and the Company acknowledge that this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement between the Executive and the Company concerning the subject matter hereof.

     (i) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     (j) In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

     (k) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

     (l) This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

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     (m) The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     (n) Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     (o) If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     (p) The parties acknowledge that the Executive has not been represented in this transaction by the Company's attorneys; and the Executive has been advised by Company to seek separate legal advise and representation in this matter; and, Executive hereby represents that, at his sole choice, he has been advised separately by KST Consulting Group, Inc., an executive compensation organization and attorneys.

     (q) The Company shall reimburse Executive for all fees and expenses incurred in connection with the negotiation and preparation of this agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

Log On America, Inc.

By: /s/ David R. Paolo                    /s/ Charles F. Cleary
    -----------------------------         --------------------------------------
    David R. Paolo, Chairman, CEO              Charles F. Cleary, Executive
          and President